EXHIBIT 35.3

         Annual Servicer's Statement as to Compliance for the year ended
                                December 31, 2007
                           (Ford Motor Credit Company)



Ford Motor Credit Company LLC                                Dearborn, MI 48126



To:       GS Whole Loan Trust
          c/o Goldman, Sachs & Co.
          85 Board Street
          New York, NY 10004
          Attn: David Stiepleman



                                 SERVICER COMPLIANCE STATEMENT

         Pursuant to Section 3.11 of the Servicing Agreement, dated as of March 1, 2005 (the "Agreement"), among Ford Motor Credit Company LLC (the "Company"), as Servicer (the Servicer"), and GS Whole Loan Trust, the undersigned authorized officer of the Servicer does hereby state that:

(a) A review of the Servicer's activities and of its performance under the Agreement during the period from January 1, 2007 to December 31, 2007 has been made under my supervision.

(b) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement in all material respects throughout the aforementioned period.

                                                     /s/ Daniel J. Gardetto
                                                     -----------------------
                                                     Daniel J. Gardetto
                                                     Assistant Treasurer


Dated as of March 14, 2008